Exhibit 99.1

EnergySolutions Announces Third Quarter 2012 Financial Results

SALT LAKE CITY, UT — (MARKET WIRE) — November 8, 2012 — EnergySolutions, Inc. (NYSE: ES - the “Company”), a leading provider of specialized, technology-based nuclear services, announced financial results for the third quarter ended September 30, 2012.

Third Quarter 2012 Summary

•                  Revenue of $444.2 million

•                  Net income attributable to EnergySolutions of $10.1 million, or $0.11 per share

•                  Adjusted EBITDA of $42.7 million

Third Quarter 2012 Results

Revenue for the third quarter of 2012 increased to $444.2 million, compared with revenue of $421.0 million in the third quarter of 2011.  Net income attributable to EnergySolutions for the third quarter of 2012 was $10.1 million, or $0.11 per share, compared to a net loss attributable to EnergySolutions of $3.8 million, or $0.04 per share, for the third quarter of 2011.

Gross profit increased to $46.2 million, compared with $37.1 million for the third quarter of 2011, primarily as a result of the ramp up of projects in Asia.  Selling, general, and administrative expenses decreased slightly to $31.8 million, from $32.2 million in the third quarter of 2011and included $3.3 million of restructuring charges in the third quarter of 2012.

EBITDA and Adjusted EBITDA were $42.4 million and $42.7 million, respectively, compared with $23.5 million and $36.0 million, respectively, for the third quarter of 2011.  Adjusted EBITDA in the quarter excludes $10.7 million of restructuring and other non-recurring charges which include severance costs, legal settlements and other real estate transactions. Reconciliations of GAAP to non-GAAP financial measures are provided in the attached Table 4.

Business Segments — Third Quarter 2012

The results of the Company’s two business groups are presented in Table 5 in the accompanying financial tables.

Global Commercial Group

Global Commercial Group revenue for the third quarter totaled $400.2 million, compared with $369.3 million in the third quarter of 2011.  The $30.9 million increase in revenue was due primarily to growth from International activities primarily in Asia, partially off-set by declines in disposal operations as discussed below.

Global Commercial Group income from operations for the third quarter of 2012 totaled $26.2 million, compared with $18.3 million for the third quarter of 2011.  Operating margins increased to 6.5% for the third quarter of 2012, compared to 5.0% for the third quarter of 2011 due primarily to higher revenue and earnings on projects in Asia.

Commercial Services

Within the Global Commercial Group, revenue from Commercial Services for the third quarter of 2012 totaled $48.6 million, compared with $47.1 million for the third quarter of 2011.  The increase in revenue was due primarily to new support work in utility services.

Gross profit for the third quarter of 2012 increased $3.8 million to $4.7 million, compared with gross profit of $0.9 million in the third quarter of 2011, primarily as a result of higher ARO gain and lower accretion expense associated with the Zion project. Gross margin was 9.8% for the third quarter of 2012, compared with 1.9% for the third quarter of 2011.

Logistics, Processing and Disposal

Revenue from the Logistics, Processing and Disposal (“LP&D”) operations for the third quarter totaled $62.4 million, compared to $64.7 million in the third quarter of 2011.  The decrease in revenue was due primarily to lower waste disposal volumes from U.S. Department of Energy (“DOE”) projects due in part to a decrease in government stimulus funding and commercial customers, partially offset by increased processing and logistics revenue. Gross profit and gross margin for the third quarter of 2012 were $21.5 million and 34.5%, respectively, compared with $24.3 million and 37.6% for the third quarter of 2011.

International

Revenue from International operations for the third quarter totaled $289.1 million, compared to $257.5 million for the third quarter of 2011. The $31.7 million increase was due largely to product and design activities to support clean up operations in Japan and Korea. Gross profit for the third quarter totaled $11.7 million, compared with $5.2 million for the third quarter of 2011.  Gross margin increased to 4.1% for the third quarter compared with 2.0% for the third quarter of 2011, due primarily to the higher margin activities and products associated with our work in Asia.

Government Group

Government Group revenue for the third quarter of 2012 totaled $44.0 million, compared with $51.7 million in the third quarter of 2011.  The decrease in revenue was due primarily to the completion of our Atlas mill tailings clean-up project in Moab, Utah, partially off-set by increases in engineering and technology projects.

Income from operations for the Government Group in the third quarter was $6.0 million, compared to $3.4 million for the third quarter of 2011.The increased income was due primarily to the roll off of lower margin projects associated with government stimulus funding, higher margin new projects and lower SG&A costs.

Outlook and Guidance

“We are pleased with the progress that we made on a number of fronts to improve our margins and increase our profitability,” said David Lockwood, President and Chief Executive Officer of EnergySolutions. “With the recently announced cost savings and other efforts, we are putting in place the building blocks and business plans that will be the foundation for more profitable growth in 2013 and beyond. We reaffirm the Adjusted EBITDA guidance that we provided last quarter of $130 to $140 million for 2012.”

Forward-Looking Statements

Statements in this earnings release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the Company’s outlook for 2012, strategic initiatives, and expectations for Adjusted EBITDA.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) the uncertainty regarding the outcome and timing of contract negotiations with the DOE, (b) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (c) decreased tax revenue combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (d) current regulatory initiatives, including the importation of nuclear waste into the U.S. and the disposal and storage of depleted uranium, (e) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (f) adverse public reaction that could lead to increased regulation or limitations on our activities, (g) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (h) decisions by our customers to reduce, delay or halt their spending on nuclear services, (i) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (j) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (k) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.  The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2012 third quarter teleconference and webcast are scheduled to begin at 10:00 a.m. ET, on Thursday, November 8, 2012.

Hosting the call will be David Lockwood, President and Chief Executive Officer, and Greg Wood, Chief Financial Officer.

To participate in the event by telephone, please dial (877) 251-1860 five to ten minutes prior to the start time (to allow time for registration) and reference the conference pass-code 50987710. International callers should dial (253) 237-1173 and enter the same pass-code.

A replay of the call will be available for one week beginning on Wednesday, August 8. To access the replay, dial (855) 859-2056 and enter pass-code 50987710. International callers should dial (404) 537-3406 and enter the same pass-code.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company’s web site at www.energysolutions.com by clicking on the “Investor Relations” tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions’ web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

Richard Putnam

EnergySolutions, Inc.

(801) 649-2000

rrputnam@energysolutions.com

-Financial Tables to follow-

Table 1

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(dollars in thousands, except per share amounts)

	For the Quarter		For the Nine Month Period
	Ended September 30		Ended September 30
	2012	2011	2012	2011

Revenue	$444,157	$421,027	$1,327,470	$1,346,967
Cost of revenue	(398,000)	(383,942)	(1,213,730)	(1,227,914)

Gross profit	46,157	37,085	113,740	119,053

Selling, general and administrative expenses	(31,779)	(32,165)	(99,661)	(96,157)
Equity in income of unconsolidated joint ventures	4,286	5,714	7,422	9,995

Income from operations	18,664	10,634	21,501	32,891

Interest expense	(17,636)	(18,201)	(52,822)	(54,850)
Other income, net	12,368	2,500	46,093	35,078

Income (loss) before income taxes and noncontrolling interests	13,396	(5,067)	14,772	13,119

Income tax expense	(3,347)	2,218	20	(4,514)

Net income (loss)	10,049	(2,849)	14,792	8,605

Less: Net (income) loss attributable to noncontrolling interests	3	(979)	35	(2,020)

Net income (loss) attributable to EnergySolutions	$10,052	$(3,828)	$14,827	$6,585

Net income (loss) attributable to EnergySolutions per share:
Basic	$0.11	$(0.04)	$0.17	$0.07
Diluted	$0.11	$(0.04)	$0.17	$0.07

Number of shares used in per share calculations:
Basic	89,993,618	88,845,102	89,432,722	88,775,360
Diluted	89,993,618	88,845,102	89,432,722	88,777,647

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,913	$77,213
Accounts receivable, net of allowance for doubtful accounts	280,441	302,203
Nuclear decommissioning trust fund investments	144,481	174,270
Other current assets	244,275	281,822
Total current assets	757,110	835,508

Property, plant & equipment, net	120,633	126,609
Goodwill	308,281	306,358
Other intangible assets,net	244,560	260,879
Nuclear decommissioning trust fund investments	477,993	523,326
Restricted cash and decontamination and decommissioning deposits	331,447	332,918
Deferred Costs	401,671	465,577
Other noncurrent assets	211,184	164,758

Total assets	$2,852,879	$3,015,933

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$3,969	$—
Accounts payable	109,388	140,951
Accrued expenses and other current liabilities	193,371	230,698
Facility and equipment decontamination and decommissioning liabilities	136,993	160,520
Unearned revenue, current portion	155,229	159,112
Total current liabilities	598,950	691,281

Long-term debt, less current portion	810,624	812,734
Facility and equipment decontamination and decommissioning liabilities	535,940	598,530
Unearned revenue	409,518	469,497
Other noncurrent liabilities	186,076	158,634

Total liabilities	2,541,108	2,730,676

EnergySolutions stockholders’ equity	311,253	284,546
Noncontrolling interests	518	711

Total stockholders’ equity	311,771	285,257

Total liabilities and stockholders’ equity	$2,852,879	$3,015,933

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(dollars in thousands)

	For the Nine Month Period
	Ended September 30
	2012	2011

Cash Provided by Operating Activities	$15,766	$12,493

Investing Activities
Purchases of property, plant and equipment	(14,588)	(15,309)
Purchase and sale of investments in nuclear decommissioning trust fund	2,865	3,269
Purchases of intangible assets and noncontrolling interests	(763)	(610)
Proceeds from sale of property, plant and equipment	5,317	235
Cash Used in Investing Activities	(7,169)	(12,415)

Financing Activities
Repayments of long-term debt	—	(15,200)
Other items	590	(2,221)
Cash Used in Financing Activities	590	(17,421)

Effect of Exchange Rate on Cash	1,513	(1,471)

Increase (Decrease) in Cash and Cash Equivalents	$10,700	$(18,814)

Amortization of Intangible Assets	$19,400	$19,627
Depreciation	$14,721	$15,990

Table 4

ENERGYSOLUTIONS, INC.

GAAP to Non-GAAP Reconciliation

(dollars in thousands, except per share amounts)

	For the Quarter		For the Nine Month Period
	Ended September 30		Ended September 30
	2012	2011	2012	2011

Reconciliation of net income (loss) attributable to EnergySolutions to EBITDA:
Net income (loss) attributable to EnergySolutions	$10,052	$(3,828)	$14,827	$6,585
Interest expense	17,636	18,201	52,822	54,850
Income tax expense (benefit)	3,347	(2,218)	(20)	4,514
Depreciation expense	4,901	4,807	14,721	15,990
Amortization of intangible assets	6,471	6,523	19,400	19,627
EBITDA	$42,407	$23,485	$101,750	$101,566

Accretion expense	7,498	7,982	22,479	23,944
Nuclear decommissioning trust fund earnings, net	(19,695)	1,299	(52,099)	(31,474)
Equity-based compensation	1,785	3,211	5,168	8,602
Restructuring and other non-recurring charges	10,662	—	16,808	—
Adjusted EBITDA	$42,657	$35,977	$94,106	$102,638

The Company defines EBITDA as net income (loss) attributable to EnergySolutions plus interest expense (including the effects of interest rate derivative agreements), income taxes, depreciation, impairment charges and amortization.  The Company defines Adjusted EBITDA as EBITDA plus equity-based compensation expense and, non-cash accretion expense, plus or minus nuclear decommissioning trust fund gains or losses net of management fees, restructuring costs and one-time settlements and other non-recurring charges. Beginning in 2011, we have included the changes in ARO cost estimates for the Zion Project as an adjustment to EBITDA to remove certain effects of ARO accounting from this measure. The Company uses EBITDA and Adjusted EBITDA as key indicators of its operating performance and for planning and forecasting future business operations. EBITDA and Adjusted EBITDA, as presented in this release, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measures of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.

The Company’s measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. The Company has included information concerning EBITDA and Adjusted EBITDA in this release because they are used by management to measure operating performance and because the Company believes that such information is often used by certain investors as measures of a company’s historical performance and for modeling.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and investors should not consider them in isolation, or as a substitute for analysis of the Company’s operating results or cash flows as reported under GAAP. Some of these limitations are:

•                  They do not reflect the Company’s cash flows, cash expenditures, or future requirements for capital expenditures or contractual commitments;

•                  They do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                  They do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                  Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•                  They are not adjusted for all non-cash income or expense items that are reflected in the Company’s statements of cash flows; and

•                  Other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to the Company to invest in the growth of its business. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA only for supplemental purposes.

Table 5

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(dollars in thousands)

	For the Quarter		For the Nine Month Period
	Ended September 30,		Ended September 30
	2012	2011	2012	2011

Revenue
Government Group	$43,972	$51,726	$124,744	$185,485
Global Commercial Group
Commercial Services	48,631	47,110	129,110	141,402
LP&D	62,407	64,736	155,768	181,434
International	289,147	257,455	917,848	838,646
Total Revenue	$444,157	$421,027	$1,327,470	$1,346,967

Gross Profit
Government Group	$8,171	$6,638	$14,516	$16,755
Global Commercial Group
Commercial Services	4,748	913	11,474	9,698
LP&D	21,517	24,340	37,486	53,810
International Operations	11,721	5,194	50,264	38,790
Total Gross Profit	$46,157	$37,085	$113,740	$119,053

Income from Operations
Government Group	$6,016	$3,372	$5,726	$5,730
Global Commercial Group	26,189	18,293	66,927	64,511

Group Operating Income	32,205	21,665	72,653	70,241
Corporate selling, general and administrative expenses	(17,827)	(16,745)	(58,574)	(47,345)
Impairment of goodwill	—	—	—	—
Equity in income of unconsolidated joint ventures	4,286	5,714	7,422	9,995
Total Income from Operations	$18,664	$10,634	$21,501	$32,891

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